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Exhibit 23.1 - Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pioneer Bancshares, Inc., Long-Term Incentive Plan of our report dated February 11, 2000, with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


Birmingham, Alabama
July 27, 2000